Exhibit 99.1

EUREKA ACQUISITION CORP

PRO FORMA BALANCE SHEET

July 3, 2024

	July 3, 2024	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets
Current Assets
Cash	$827,216	$112,500	(b)	$827,216
		(112,500	)(c)
Prepaid expenses	28,074	-		28,074
Total Current Assets	855,290	-		855,290

Cash held in Trust Account	50,000,000	7,500,000	(a)	57,500,000
Total Assets	$50,855,290	$7,500,000		$58,355,290

Liabilities, Ordinary Shares Subject to Possible Redemptions and Shareholder’s Equity
Current Liabilities
Accounts payable and accrued expenses	$25,332	$-		$25,332
Due to a related party	1,056	-		1,056
Over-allotment liability	169,000	(169,000	)(e)	-
Total Current Liabilities	195,388	(169,000)		26,388
Total Liabilities	195,388	(169,000)		26,388

Commitments and Contingencies (Note 6)

Class A ordinary shares, $0.0001 par value, 390,000,000 shares authorized, 5,000,000 shares and 5,750,000 shares subject to possible redemption, as actual and adjusted, respectively	47,329,152	7,350,864	(d)	54,680,016

Shareholders’ Equity:
Preference shares, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-		-
Class A ordinary shares, $0.0001 par value, 390,000,000 shares authorized, 416,750 shares and 458,000 shares issued and outstanding, as actual and adjusted, respectively, (excluding 5,000,000 shares and 5,750,000 shares subject to possible redemption, as actual and adjusted, respectively)	42	75	(a)	46
		1	(b)
		3	(c)
		(75	)(d)
Class B ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 1,437,500 shares issued and outstanding	144	-		144
Additional paid-in capital	3,545,527	7,499,925	(a)	3,863,659
		112,499	(b)
		(112,503	)(c)
		(7,350,789	)(d)
		169,000	(e)
Accumulated deficit	(214,963)			(214,963)
Total Shareholders’ Equity	3,330,750	318,136		3,648,886
Total Liabilities Ordinary Shares Subject to Possible Redemptions and Shareholder’s Equity	$50,855,290	$7,500,000		$58,355,290

The accompany notes are an integral part of the pro forma financial statement.

EUREKA ACQUISITION CORP
NOTES TO PRO FROMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Options and Additional Private Units, and Issuance of Additional Representative Shares

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Eureka Acquisition Corp (the “Company”) as of July 3, 2024, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on July 8, 2024 as described below.

On July 3, 2024, the Company consummated the initial public offering (the “IPO”) of 5,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share (each, a “Class A Ordinary Share”), and one right (each, a “Right”), each one Right entitling the holder thereof to exchange for one-fifth of one Class A Ordinary Share upon the completion of the Company’s initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 216,750 units (the “Initial Private Units”) to the Company’s sponsor, Hercules Capital Management Corp (the “Sponsor”). Each Initial Private Unit consists of one Class A Ordinary Share and one right. The Initial Private Units were sold at a purchase price of $10.00 per Initial Private Units, generating gross proceeds to the Company of $2,167,500.

The Company also issued to Maxim Group LLC, the representative of the underwriters of the IPO (the “Representative”) 200,000 Class A Ordinary Shares as part of the underwriting compensation (the “Representative Shares”) on the closing of the IPO.

On July 3, 2024, the Representative notified the Company of its exercise of the over-allotment option (the “Over-Allotment Option”) in full to purchase additional 750,000 Units of the Company. On July 8, 2024, 750,000 Units were sold to the Representative at an offering price of $10.00 per Option Unit (the “Option Units” and together with the Units, collectively, the “Public Units”), generating gross proceeds of $7,500,000. Simultaneously with the issuance and sale of the Option Units, the Company completed a private placement sale of additional 11,250 units (the “Additional Private Units” and together with the Initial Private Units, collectively, the “Private Units”) to the Sponsor at a purchase price of $10.00 per Additional Private Unit, generating gross proceeds of $112,500. In connection with the issuance and sales of the Option Units, the Company issued additional 30,000 Representative Shares to the Representative.

Pro forma adjustments to reflect the sale of the Option Units, the sale of the Additional Private Units and the issuance of the additional 30,000 Representative Shares described above are as follows:

Pro Forma Entries		Debit	Credit
(a)	Cash held in Trust Account	$7,500,000
	Class A ordinary share		$75
	Additional paid-in capital		$7,499,925
	To record the sale of 750,000 Option Units at $10.00 per Unit

(b)	Cash	$112,500
	Class A ordinary shares		$1
	Additional paid-in capital		$112,499
	To record the sale of 11,250 Private Placement Units at $10.00 per Unit

(c)	Additional paid-in capital	$112,503
	Class A ordinary shares		$3
	Cash		$112,500
	To record the issuance of the additional representative shares and payment of underwriters’ fee arising from the sale of Option Units

(d)	Class A ordinary shares	$75
	Additional paid-in capital	$7,350,789
	Class A ordinary shares subject to possible redemption		$7,350,864
	To accrete the carrying value of the Class A ordinary shares out of permanent equity into Class A ordinary shares subject to possible redemptions

(e)	Over-allotment liability	$169,000
	Additional paid-in capital		$169,000
	To transfer the over-allotment liability into additional paid-in capital upon exercise of the Option Units